Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated April 4, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Digital Video Systems, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
January 22, 2004